Exhibit 25-a




                              SECURITIES AND EXCHANGE COMMISSION

                                    Washington, D.C. 20549





                                           FORM T-1


                          STATEMENT OF ELIGIBILITY AND QUALIFICATION
                          UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                           CORPORATION DESIGNATED TO ACT AS TRUSTEE





                                UMB BANK, NATIONAL ASSOCIATION
                      (Exact name of trustee as specified in its charter)


                                          44-0201230
                                       (I.R.S. Employer
                                      Identification No.)

928 Grand Avenue, Kansas City, Missouri.............................64106
(Address of principal executive offices)                       (Zip Code)




                               Kansas City Power & Light Company
                      (Exact name of obligor as specified in its charter)

                 MISSOURI                                 44-0308720
       (State or other jurisdiction                    (I.R.S. employer
     of incorporation or organization)                identification No.)


                 1201 Walnut
            Kansas City, Missouri                               64106
(Address of principal executive offices)                     (Zip Code)

                             Mortgage Bond, Medium Term Series E
                              (Title of the indenture securities)

Item 1.        General Information

               (a) Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

                              The Comptroller of the Currency
                              Mid-Western District
                              2345 Grand Avenue, Suite 700
                              Kansas City, Missouri 64108

                              Federal Reserve Bank of Kansas City
                              Federal Reserve P.O. Station
                              Kansas City, Missouri 64198

                              Supervising Examiner
                              Federal Deposit Insurance Corporation
                              720 Olive Street, Suite 2909
                              St. Louis, Missouri 63101

               (b) The Trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations with Obligor and Underwriters.
               The Obligor is not affiliated with the Trustee.

Item 3.        Voting securities of the Trustee.

               The following information as to each class of voting securities of the Trustee is furnished as of October 26, 1994:

                       Column A       Column B
                       Title of        Amount
                       Class          Outstanding

                       Common          660,000

Item 4.        Trusteeships under other indentures.
               The Trustee is not a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the Obligor are outstanding.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.
               Neither the Trustee nor any of its directors or officers is a director, officer, partner, employee, appointee, or represen-tative of the Obligor.

Item 6. Voting securities of the Trustee owned by the Obligor or its officials.

               No voting securities of the Trustee are owned beneficially by the Obligor or its directors and executive officers as of October 26, 1994.

Item 7. Voting securities of the Trustee owned by underwriters or their officials.

               No voting securities of the Trustee and not more than 1% of the voting securities of the Trustee's parent holding company are owned beneficially by an Underwriter for the Obligor or its directors, partners or executive officers as of October 26, 1994.

Item 8.        Securities of the Obligor owned or held by the Trustee.

               No securities of Obligor are owned beneficially or held as collateral security for obligations in default by the Trustee as of October 26, 1994.

Item 9.        Securities of the underwriters owned or held by the Trustee.

               No securities of an Underwriter for the Obligor are owned beneficially or held as collateral security for Obligations in default as of October 26, 1994.

Item 10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the Obligor.

               The Trustee neither owns beneficially nor holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the Trustee, (1) owns 10 percent or more of the voting securities of the Obligor, or (2) is an affiliate, other than a subsidiary of Obligor, as of October 26, 1994.

Item 11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the Obligor.

               The Trustee neither owns beneficially nor holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting shares of the Obligor as of October 26, 1994.

Item 12.       Indebtedness of the Obligor to the Trustee.

               Line of credit not to exceed $14,000,000, with an outstanding balance of zero, as of October 28, 1994. Installment Loan Authority not to exceeed $1,750,000, with an outstanding balance of $1,331,721, as of October 28, 1994. Standby Letters of Credit for $373,666, as of October 28, 1994.

Item 13.       Defaults of the Obligor.

               There has been no default with respect to the securities under this Indenture.

Item 14.       Affilitiations with the Underwriters.

               Not Applicable

Item 15.       Foreign Trustee.

               Not Applicable

Item 16.       List of exhibits.

               Listed below are all exhibits filed as a part of this statement of eligibility and qualification.

        Exhibit No.    Exhibit

        1.             Articles of Association of the Trustee, as now in effect.

        2. Certificate of Authority from the Comptroller of the Currency and evidence of subsequent changes in the corporate title of the Association.

        3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers.

        4.             Bylaws, as amended, of the Trustee.

        5.             N/A

        6. Consent of the Trustee required by Section 321 (b) of the Act.

        7.             Report of Condition of the Trustee as of
                              June 30, 1994.

        8.             N/A

        9.             N/A

                                           SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Kansas City, and State of Missouri, on the 31st day of October 1994.

                                    UMB BANK, NATIONAL ASSOCIATION


                                    BY: /s/ Frank C. Bramwell
                                        Frank C. Bramwell, Vice President



                                                        T-l     Exhibit No. l








                                    TO WHOM IT MAY CONCERN


        The attached Articles of Association are the Articles of Association for the UMB Bank, National Association and are current as of this date.




                                              /s/ R. William Bloemker
                                          Assistant Secretary




October 31, 1994




[SEAL]

                             UMB BANK, NATIONAL ASSOCIATION

                            RESTATED ARTICLES OF ASSOCIATION


      FIRST: The title of this Association shall be "UMB Bank, National Association" (amended as of October 1, 1994).

      SECOND: The main office shall be in the City of Kansas City, County of Jackson, State of Missouri. The general business of this Association, and its operations of discount and deposit, shall be conducted at its main office.

      THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the Untied States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

      FOURTH: The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business which may be brought before said meeting shall be held at the main office, or at such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws of the Association, but if no election be held on that day it may be held on any subsequent day according to the provisions of law.

      FIFTH: The amount of authorized capital stock of this Association shall be Thirteen Million Two Hundred Fifty Thousand Dollars
($16,500,000), divided into 660,000 shares of common stock of the par value of Twenty-Five Dollars ($25) each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

      If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of capital stock must be exercised.

      If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportion of the amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

      SIXTH: The Board of Directors shall appoint one of its members to be President of this Association. The Board of Directors may appoint one of its members to be Chairman of the Board, who shall perform such duties as the Board of Directors may designate.

The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

      The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase in the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for the Board of Directors to do and perform.

      The Board of Directors, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency, shall have the power to change the location of the main office of the Association to any other place within the limits of Kansas City, Missouri and to establish or change the location of any branch or branches to any other location permitted under applicable law.

      SEVENTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

      EIGHTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten percentum (10%) of the stock of this Association, may call a special meeting of the shareholders at any time; provided, however, that unless otherwise provided by law, not less than ten (10) days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first class mail, postage prepaid, to all shareholders of record at their respective addresses as shown upon the books of the Association.

      Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders, for which adequate notice has been given, by the affirmative vote of the owners of two-thirds of the stock of this Association, voting in person or by proxy.

      NINTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or any firm, corporation, or organization which he served in any capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence or willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

                                                             T-1  Exhibit 2

[Certificate, dated January 10th, 1934, of the Office of Comptroller of the Currency authorizing the City National Bank and Trust Company of Kansas City to Commence the business of Banking.]

                                        No. 13936

                                        __________


                                    Treasury Department
                            Office of Comptroller of the Currency


                                          Washington, D.C., January 10, 1934

       WHEREAS, by satisfactory evidence presented to the undersigned, it has been made to appear that "The City National Bank and Trust Company of Kansas City" in the City of Kansas City in the County of Jackson and State of Missouri has complied with all the provisions of the Statutes of the United States, required to be complied with before an association shall be authorized to commence the business of Banking:

       NOW, THEREFORE, I, J. F. T. O'Connor, Comptroller of the Currency, do hereby certify that "The City National Bank and Trust Company of Kansas City" in the City of Kansas City in the County of Jackson and State of Missouri is authorized to commence the business of Banking as provided in Section Fifty-one hundred and sixty-nine of the Revised Statutes of the United States. Conversion of The City Bank and Trust Company, Kansas City, Missouri.

       IN TESTIMONY WHEREOF, witness my hand and seal of office this 10th day of January, 1934.

                                                   /s/ J. T. O'Connor
                                                Comptroller of the Currency

                               C E R T I F I C A T E



  For and on behalf of UMB Bank, National Association, a national banking association organized under the laws of the United States of America
(formerly named The City National Bank and Trust Company of Kansas City and the United Missouri Bank of Kansas City, National Association and United Missouri Bank, National Association), the undersigned, R. William Bloemker, Assistant Secretary of said Association, hereby certifies that attached hereto are the following:

     1) A true and correct copy of the certificate of the Comptroller of the Currency, dated December 19, 1972, evidencing a change in corporate title from The City National Bank and Trust Company of Kansas City to United Missouri Bank of Kansas City, National Association;

     2) A true and correct copy of the letter of authorization from the Comptroller of the Currency, dated April 9, 1991, authorizing the Association to adopt the name United Missouri Bank, National
            Association; and

     3) Certified Resolution evidencing recordation of change of the name of the Association to UMB Bank, National Association.

    Certified under the corporate seal of said Association this 31st day of October, 1994.


                                             /s/ R. William Bloemker
                                                 Assistant Secretary

[Certificate, dated December 19, 1972, of the Comptroller of the Currency evidencing change in corporate title from the City National Bank and Trust Company of Kansas City to United Missouri Bank of Kansas City, National Association.]

                                   Comptroller of the Currency

                            Treasury Department of the United States

                                        Washington, D.C.

        Whereas, satisfactory notice has been transmitted to the Comptroller of the Currency evidencing that all requisite legal and corporate action has been taken by

        The City National Bank and Trust Company of Kansas City

   located in Kansas City, State of Missouri, in accordance with the statutes of the United States, to authorize a change of the name of that association to

        United Missouri Bank of Kansas City, National Association

        Now, Therefore, it is hereby certified that such change of name of said association is approved, effective December 31, 1972.

        In Testimony Whereof, witness my signature and seal of office this nineteenth day of December, 1972.

                                /s/ Comptroller of the Currency

<APGE>

[Letter, dated April 9, 1991, from the Comptroller of the Currency, authorizing the Association to adopt the name United Missouri Bank, National Association.]

   Comptroller of the Currency
   Administrator of National Banks
   Midwestern District Office
   2345 Grand Avneue, Suite 700
   Kansas City, Missouri  64108

   April 9, 1991

   Mr. Marshall D. Hendrickson
   Senior Vice President
   United Missouri Bancshares, Inc.
   P. O. Box 419226
   Kansas City, Missouri  64141-6226

   Dear Mr. Hendrickson:

   This letter is the official certification of the Office of the Comptroller of the Currency (OCC) for the merger of United Missouri City Bank, Kansas City, Missouri; United Missouri Bank South, Kansas City, Missouri and United Missouri Bank of Hickman Mills, Kansas City, Missouri into United Missouri Bank of Kansas City, National Association, Kansas City, Missouri under the charter of United Missouri Bank of Kansas City, National Association and with the title "United Missouri Bank, National Association", effective as of March 29, 1991.

   This letter is also the official authorization of the Comptroller of the Currency allowing United Missouri Bank, National Association, Charter No. 13936, the receiving institution, to operate the presently existing branches and CBCT branches of United Missouri Bank of Kansas City, National Association, and to establish the following branches and CBCT branch:

   2401 Grand Avenue, Kansas City, MO, Certificate NO, 84049A
   1800 Grand Avenue, Kansas City, MO, Certificate No, 84050A
   6400 Independence Avenue, Kansas City, MO, Certificate NO. 84051A I-70 and Blue Ridge Cutoff, Kansas City, MO, Certificate No. 84052A I-435 and Front Street, Kansas City, MO, Certificate No. 84053A 3500 South Outer Road, Blue Springs, MO, Certificate No. 84054A
   301 North 7 Highway, Blue Springs, MO, Certificate no. 84055A
   6515 Independence Avenue, Kansas City, MO, Certificate No. 84056A 9201 Ward Parkway, Kansas City, MO, Certificate NO. 84057A
   7901 Wornall Road, Kansas City, MO, Certificate No. 84058A
   11702 Hickman Mills Drive, Kansas City, MO, Certificate No. 84059A 10321 Blue Ridge Extension, Kansas City, MO, Certificate No. 84060A 14664 Colorado Avenue, Kansas City, MO, Certificate No. 84061A
   9051 Hillcrest, Kansas City, MO, Certificate No. 84062A
   1833 E. North Avenue, Belton, MO, Certificate No. 79337C

   We note that the popular names of these branches will be Crown Center, Town Bank, Independence Avenue, Stadium, Front Street, Outer Road, 7 Highway, Independence Avenue #2, Ward Parkway, Wornall Road, Hickman Mills, Blue Ridge Extension, Colorado Avenue, Hypermart, and Belton Price Chopper ATM, respectively.

   This letter is also the official OCC certification of the approval of the Comptroller of the Currency given to United Missouri Bank, National Association to increase its common stock to $16,500,000 as of March 29, 1991.

   The shareholders' meetings of the respective banks may be finally adjourned.

   Sincerely,

   /s/ Thomas C. McAllister
   Director for Analysis

   Charter No. 13936

                                     CERTIFIED RESOLUTION


I hereby certify that the following is an excerpt from a letter dated October 3, 1994 from the Office of the Comptroller of the Currency (OCC) confirming the Bank's change of name:

    The OCC has recorded that as of October 1, 1994, the title of United Missouri Bank, National Association, Charter No.
    13936, was changed to "UMB Bank, National Association."






                                     /s/ R. William Bloemker
                                        Assistant Secretary


[SEAL]

                         C E R T I F I C A T E



    For and on behalf of UMB Bank, National Association, a national banking association under the laws of the United States of America, the undersigned, R. William Bloemker, Assistant Secretary of said Association, hereby certifies that the attached document is a true and correct copy of the certificate issued by the Comptroller of the Currency of the United States evidencing its authority to exercise fiduciary powers under the statutes of the United States.

    Certified under the corporate seal of said Association this 5th day of October, 1994.


                                      /s/ R. William Bloemker
                                          Assistant Secretary

[Certificate, dated December 31, 1972, of the Comptroller of the Currency evidencing the authority of the Association to exercise fiduciary powers under the statutes of the United
States.]


                        Comptroller of the Currency
                   Treasury Department of the United States
                               Washington, D.C.

         WHEREAS, UNITED MISSOURI BANK OF KANSAS CITY,
    NATIONAL ASSOCIATION, located in Kansas City, State of
    Missouri, being a Naitonal Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary

         AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

         NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.

         IN TESTIMONY WHEREOF, witness my signature and seal of office this thirty first dayof December, 1972.

                      /s/ Acting Comptroller of the Currency

                                       Charter No. 13936

                                                        T-l     Exhibit No. 4








                     TO WHOM IT MAY CONCERN


    The attached ByLaws are the ByLaws for the UMB Bank, National Association and are current as of this date.



                                   /s/ R. William Bloemker
                                          Assistant Secretary




October 31, 1994




[SEAL]

                    UMB BANK, NATIONAL ASSOCIATION

                                BY-LAWS

                               ARTICLE I

                       Meetings of Shareholders

Section 1.1 - Where Held. All meetings of shareholders of this Association shall be held at its main banking house in Kansas City, Jackson County, Missouri, or at such other place as the Board of Directors may from time to time designate.

Section 1.2 - Annual Meeting. The annual meeting of shareholders shall be held at 11 o'clock in the forenoon, or at such other time as shall be stated in the notice thereof, on the third Wednesday of January in each year or, if that day be a legal holiday, on the next succeeding banking day, for the purpose of electing a Board of Directors and transacting such other business as may properly come before the meeting.

Section 1.3 - Special Meetings. Except as otherwise provided by law, special meetings of shareholders may be called for any purpose, at any time, by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the outstanding stock in the Association.

Section 1.4 - Notice of Meetings. Written notice of the time, place, and purpose of any meeting of shareholders shall be given to each shareholder (a) by delivering a copy thereof in person to the shareholder, or (b) by depositing a copy thereof in the U.S. mails, postage prepaid, addressed to the shareholder at his address appearing on the books of the Association, in either case at least ten (10) days prior to the date fixed for the meeting.

Section 1.5 - Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting or shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

Section 1.6 - Adjournment. Any meeting of shareholders may, by majority vote of the shares represented at such meeting, in person or by proxy, though less than a quorum, be adjourned from day to day or from time to time, not exceeding, in the case of elections of directors, sixty (60) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.7 - Voting. Each shareholder shall be entitled to one (1) vote on each share of stock held, except that in the election of directors each shareholder shall have the right to cast as many votes, in the aggregate, as shall equal the number of shares owned by him, multiplied by the number of directors to be elected, and said votes may be cast for one director or distributed among two (2) or more candidates. Voting may be in person or by proxy, but no officer or employee of this Association shall act as proxy. Authority to vote by proxy shall be by written instrument, dated and filed with the records of the meeting, and shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.

                            ARTICLE II

                            Directors


Section 2.1 - Number and Qualifications. The Board of Directors (hereinafter sometimes referred to as the "Board") shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number, within such limits, to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors shall not increase the number of directors to a number which: (a) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less; or (b) exceeds by more than four (4) the number of directors last elected by shareholders where such number was sixteen (16) or more. No person who has attained the age of seventy (70) shall be eligible for election to the Board of Directors unless such person is actively engaged in business at the time of his election, but any person not so disqualified at the time of his election as a director shall be entitled to serve until the end of his term. All directors shall hold office for one (1) year and until their successors are elected and qualified.

Section 2.2 - Advisory Directors. The Board of Directors may appoint Advisory Directors, chosen from former directors of the Association or such other persons as the Board shall select. The Advisory Directors shall meet with the Board at all regular and special meetings of the Board and may participate in such meetings but shall have no vote. They shall perform such other advisory functions and shall render such services as may from time to time be directed by the Board.

Section 2.3 - Powers. The Board shall manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board. It may not delegate responsibility for its duties to others, but may assign the authority and responsibility for various functions to such directors, committees and officers or other employees as it shall see fit.

Section 2.4 - Vacancies. In case of vacancy occurring on the Board through death, resignation, disqualification, disability or any other cause, such vacancy may be filled at any regular or special meeting of the Board by vote of a majority of the surviving or remaining directors then in office. Any director elected to fill a vacancy shall hold office for the unexpired term of the director whose place was vacated and until the election and qualification of his successor.

Section 2.5 - Organization Meeting. Following the annual meeting of shareholders, the Corporate Secretary shall notify the directors elect of their election and of the time and place of the next regular meeting of the Board, at which the new Board will be organized and the members of the Board will take the oath required by law, after which the Board will appoint committees and the executive officers of the Association, and transact such other business as may properly come before the meeting; provided, however, that if the organization meeting of the Board shall be held immediately following the annual meeting of shareholders, no notice thereof shall be required except an announcement thereof at the meeting of directors.

Section 2.6 - Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice except as provided for the organization meeting, on the third Wednesday of each month at the main banking house in Kansas City, Jackson County, Missouri. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking day, unless the Board shall designate some other day. A regular monthly meeting of the Board may, by action of the Board at its preceding meeting, be postponed to a later day in the same month.

Section 2.7 - Special Meetings. Special meetings of the Board may be called by the Corporate Secretary on direction of the President or of the Chairman of the Board, or at the request of three (3) or more directors. Each member of the Board shall be given notice, by telegram, letter, or in person, stating the time, place and purpose of such meeting.

Section 2.8 - Quorum. Except when otherwise provided by law, a majority of the directors shall constitute a quorum for the transaction of business at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.9 - Voting. A majority of the directors present and voting at any meeting of the Board shall decide each matter considered. A director may not vote by proxy.

Section 2.10 - Compensation of Directors. The compensation to be paid the directors of the Association for their services shall be determined from time to time by the Board.

                          ARTICLE III

                Committees Appointed by the Board


Section 3.1 - Standing Committees. The standing committees of this Association shall be the Management Committee, Executive Committee, the Officers' Salary Committee, the Discount Committee, the Bond Investment Committee, the Trust Policy Committee, the Bank Examining Committee and the Trust Auditing Committee. The members of the standing committees shall be appointed annually by the Board of Directors at its organization meeting, or, on notice, at any subsequent meeting of the Board, to serve until their respective successors shall have been appointed. The President and the Chairman of the Board shall be, ex officio, members of all standing committees except the Bank Examining Committee and the Trust Auditing Committee. Each standing committee shall keep minutes of its meetings, showing the action taken on all matters considered. A report of all action so taken shall be made to the Board, and a copy of such minutes shall be available for examination by members of the Board.

Section 3.2 - Management Committee. The Management Committee shall consist of such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee may adopt policies (not inconsistent with policies and delegations of authority prescribed by these By-Laws or by the Board) with respect to the executive and administrative functions of the Association, and in general, it shall coordinate the performance of such functions in and among the various departments of the Association, assisting and advising the executive officers or department heads upon matters referred to it by such officers or department heads. The Committee shall make reports and recommendations to the Board upon such policies or other matters as it deems advisable or as may be referred to it by the Board, and shall have such other powers and duties as may be delegated or assigned to it by the Board from time to time. The secretary of the Committee may be designated by the Board, or, in default thereof, by the Committee, and may but need not be a member thereof.

Section 3.3 - Executive Committee. The Executive Committee shall consist of such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee shall carry out such responsibilities and duties as the Management Committee shall delegate to it, from time to time.

Section 3.4 - Officers' Salary Committee. The Officers' Salary Committee shall consist of such directors and officers of the Association as may be designated by the Board. It shall study and consider the compensation to be paid to officers of the Association and shall make recommendations to the Board with respect thereto and with respect to such other matters as may be referred to it by the Board.

Section 3.5 - Discount Committee. The Discount Committee shall consist of such directors and officers as shall be designated by the Board of Directors. It shall have the power to discount and purchase bills, notes and other evidences of debt; to buy and sell bills of exchange; to examine and approve loans and discounts; and to exercise authority regarding loans and discounts held by the Association. At each regular meeting of the Board, the Board shall approve or disapprove the report filed with it by the Discount Committee and record its actions in the minutes of its meeting. The powers and authority conferred upon the Discount Committee by this Section may, with the approval of the Board of Directors, be assigned or delegated by it, to officers of the Association, subject to such limits and controls as the Committee may deem advisable.

Section 3.6 - Bond Investment Committee. The Bond Investment Committee shall consist of such directors and officers as shall be designated by the Board of Directors. It shall have power to buy and sell bonds, to examine and approve the purchase and sale of bonds, and to exercise authority regarding bonds held by the Association. At each regular meeting of the Board, the Board shall approve or disapprove the report iled with it by the Bond Investment Committee and record its action in the minutes of its meeting.

Section 3.7 - Trust Policy Committee. The Trust Policy Committee shall consist of such directors and officers of the Association as shall be designated by the Board of Directors. Such committee shall have and exercise such of the Bank's fiduciary powers as may be assigned to it by the Board, with power to further assign, subject to its control, the exercise of such powers to other committees, officers and employees. The action of the Trust Policy Committee shall, at all times, be subject to control by the Board.

Section 3.8 - Bank Examining Committee. The Bank Examining Committee shall consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the Association. It shall make suitable examinations at least once during each period of twelve (12) months of the affairs of the Association or cause a suitable audit to be made by auditors responsible only to the Board of Directors. The result of such examinations shall be reported in writing, to the Board at the next regular meeting thereafter and shall state whether the Association is in a sound and solvent condition, whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes as the Committee shall deem advisable. The Bank Examining Committee, with the approval of the Board of Directors, may employ a qualified firm of certified public accountants to make an examination and audit of the Association. If such a procedure is followed, the annual examination of directors, will be deemed sufficient to comply with the requirements of this section of the By-Laws.

Section 3.9 - Trust Auditing Committee. The Trust Auditing Committee shall consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the Association. At least once during each calendar year, and within fifteen (15) months of the last such audit, the Trust Auditing Committee shall make suitable audits of the Trust Departments or cause suitable audit to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Departments have been administered in accordance with law, the Regulations of the Comptroller and sound fiduciary practices. As an alternative, in lieu of such periodic audits, the Board may elect to adopt an adequate continuous audit system.

Section 3.10 - Other Committees. The Board may appoint, from time to time, from its own members or from officers of the Association, or both, other committees of one or more persons for such purposes and with such powers as the Board may determine.

Section 3.11 - Compensation of Committee Members. The Board shall determine the compensation to be paid to each member of any committee appointed by it for services on such committee, but no such compensation shall be paid to any committee member who shall at the time be receiving a salary from the Association as an officer thereof.

                          ARTICLE IV

                     Officers and Employees

Section 4.1 - Chairman of the Board. The Board of Directors shall appoint one of its members (who may, but need not, be President of the Association) as Chairman of the Board. He shall preside at all meeting of the Board of Directors and shall have general executive powers and such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.2 - President. The Board of Directors shall appoint one of its members to be the President of this Association. The President shall be the chief executive officer of the Association, except as the Board of Directors may otherwise provide, and shall have and may exercise any and all other powers and duties pertaining to such office. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.3 - Chairman of the Executive Committee. The Board of Directors may appoint a Chairman of the Executive Committee, who shall have general executive powers and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

Section 4.4 - Vice Presidents. The Board of Directors shall appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board and may be given such descriptive or functional titles as the Board may designate.

Section 4.5 - Trust Officers. The Board of Directors shall appoint one or more Trust Officers. Each Trust Officer shall have such powers and duties as may be assigned to him by the Board of Directors in accordance with the provisions of
Article V. The Trust Officers may be given such descriptive or functional titles as the Board may designate.

Section 4.6 - Corporate Secretary. The Board of Directors shall appoint a Corporate Secretary. The Corporate Secretary shall be responsible for the minutes book of the Association, in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the By-Laws, minutes of regular and special meetings of the shareholders and of the Board of Directors, and reports by officers and committees of the Association to the shareholders and to the Board of Directors. He shall attend all meetings of the shareholders and of the Board of Directors and shall act as the clerk of such meetings and shall prepare and sign the minutes of such meetings. He shall have custody of the corporate seal of the Association and of the stock transfer books, except as given to the Comptroller's Department or the Corporate Trust Department to act as transfer agent and registrar of the Association's capital stock, and of such other documents and records as the Board of Directors shall entrust to him. The Secretary shall give such notice of meetings of the shareholders and of the Board of Directors as is required by law, the Articles of the Association and the By-Laws. In addition, he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The Assistant Secretaries shall render the Corporate Secretary such assistance as he shall require in the performance of his office. During his absence or inability to act, the Assistant Secretaries shall be vested with the powers and perform the duties of the Corporate Secretary.

Section 4.7 - Cashier.  The Board of Directors may appoint a
Cashier. He shall have such powers and shall perform such duties as may be assigned to him by resolution of the Board of Directors.

Section 4.8 - Comptroller. The Board of Directors shall appoint a Comptroller. The Comptroller shall institute and maintain the accounting policies and practices established by the Board of Directors. He shall maintain, or cause to be maintained, adequate records of all transactions of the Association. He shall be responsible for the preparation of reports and returns to taxing and regulatory authorities, and at meetings of the Board of Directors shall furnish true and correct statements of condition and statements of operations of the Association and such further information and data, and analyses thereof, as the Board of Directors may require. He shall have custody of the Association's insurance policies. In addition, the Comptroller shall perform such other duties as may be assigned to him, from time to time by the Board of Directors. The Assistant Comptroller(s) shall render the Comptroller such assistance as he shall require in the performance of the duties of his office and, during his absence or inability to act, the Assistant Comptroller(s), in the order designated by the Board of Directors, shall be vested with the powers and perform the duties of the Comptroller.

Section 4.9 - Auditor. The Board of Directors shall appoint an Auditor of the Association. He shall see that adequate audits of the Association are currently and regularly made and that adequate audit systems and controls are established and maintained. He shall examine each department and activity of the Association and may inquire into transactions affecting the Association involving any officer or employee thereof.
The Board, however, may, in lieu of appointing an Auditor, assign the duties thereof to the Auditor of the parent company of the Association.

Section 4.10 - Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, and such other officers and Attorneys-In-Fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. The power to appoint such assistant or the additional officers may be delegated to the Chairman of the Board or the President, or to such other executive officer or officers as the Board may designate, but the power to appoint any officer of the Audit Department or any Assistant Secretary may not be so delegated. Any officer and Attorney-In-Fact appointed as herein provided shall exercise such powers and perform such duties as pertain to his office or as may be conferred upon or assigned to him by the Board of Directors of by the officer authorized to make such appointment.

Section 4.11 - Tenure of Office. The Chairman of the Board and the President shall hold office for the current year for which Board of Directors of which they are members was elected, unless either of them shall resign, become disqualified or be removed, and any vacancy occurring in either of such offices shall be filled promptly by the Board of Directors. All other officers of the Association shall serve at the pleasure of the Board of Directors.

Section 4.12 - Compensation of Officers. The compensation of the officers of the Association shall be fixed and may be altered, from time to time, by the Board of Directors or, in the case of officers appointed by another officer, as authorized by Section 4.10 of this Article, by the officer or officers making such appointment, subject to the supervisory control of, and in accordance with the policies established by, the Board.

Section 4.13 - Combining Offices. The Board of Directors, in its discretion, may combine two or more offices and direct that they be filled by the same individual, except that (a) the office of Corporate Secretary shall not be combined with that of the Chairman of the Board or of the President and (b) the office of Auditor shall not be combined with any other office.

Section 4.14 - Succession. During the absence of the Chairman of the Board, or such other officer designated as Chief Executive Officer, all of the duties pertaining to his office under these By-Laws and the resolutions of the Board of Directors shall, subject to the supervisory control of the Board, devolve upon, and be performed by, the officers, successively, who are next in the order of authority as established by the Board of Directors from time to time, or, in the absence of an order of authority so established, in the order of Chairman of the Board, President and Chairman of the Executive Committee as may be applicable in the particular case.

Section 4.15 - Clerks and Agents. Any one of the Chairman of the Board, President or Chairman of the Executive Committee, or any officer of the Association authorized by them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 4.16 - Requiring Bond. The Board of Directors shall require such officers and employees of the Association as it shall designate to give bond, of suitable amount, with security to be approved by the Board, conditioned for the honest and faithful discharge by each such officer or employee of his respective duties. In the discretion of the Board, such bonds may be in blanket form and the premiums may be paid by the Association. The amount of such bonds, form of coverage, and the company acting as surety therefor, shall be reviewed by the Board of Directors each year.

                           ARTICLE V

                  Administration of Trust Powers

Section 5.1 - Trust Department. Organization. There shall be one or more departments of the Association which shall perform the fiduciary responsibilities of the Association.

Section 5.2 - Management of Department.  The Board of
Directors shall be responsible for the management and administration of the Trust Department or Departments, but is may assign or delegate such of its powers and authority to the Trust Policy Committee and to such other committees and officers of the Association as it may deem advisable.

Section 5.3 - Department Heads. The Board of Directors shall designate one of the Trust Officers as the chief executive of each Trust Department. His duties shall be to manage, supervise and direct all activities of such Department, subject to such supervision as may be vested in the Trust Policy and other committees. He shall do, or cause to be done, all things necessary or proper in carrying on the business of such Department in accordance with provisions of law, applicable regulations and policies established by authority of the Board. He shall act pursuant to opinions of counsel where such opinion is deemed necessary. He shall be responsible for all assets and documents held by the Association in connection with fiduciary matters, in such Department, except as otherwise provided in this Article V.

Section 5.4 - Custody of Securities. The Board of Directors shall designate two or more officers or employees of the Association to have joint custody of the investments of each trust account administered by the Trust Department or Departments.

Section 5.5 - Trust Department Files. There shall be maintained in each Trust Department files containing all fiduciary records necessary to assure that it fiduciary responsibilities have been properly undertaken and discharged.

Section 5.6 - Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and governing law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under the laws of the State of Missouri and the decisions of its courts.

                            ARTICLE VI

                    Stock and Stock Certificates

Section 6.1 - Transfers. Shares of the capital stock of the Association shall be transferable only on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded.

Section 6.2 - Stock Certificates. Certificates of stock shall bear the signatures of (i) the Chairman of the Board, the President or any Vice President, and (ii) the Secretary, Cashier, any Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose; and the seal of the Association shall be impressed, engraved, or printed thereon. Such signatures may be manual or engraved, printed or otherwise impressed by facsimile process; but if both of the required signatures are by facsimile then such certificates shall be manually countersigned by the person or persons thereunto authorized by the Board of Directors. Certificates bearing the facsimile signature of an authorized officer may be validly issued even though the person so named shall have ceased to hold such office at the time of issuance. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association upon the surrender of such certificate properly endorsed.

Section 6.3 - Closing Transfer Books or Fixing Record Date. The Board of Directors shall have power to close the transfer books of the Association for a period not exceeding thirty
(30) days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date of allotment of rights, or the date when any change or conversion of exchange of shares shall go into effect; provided, however, that in lieu of closing the said transfer books, the Board of Directors may fix, in advance, a date, not exceeding thirty
(30) days preceding the date of any such event, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting (and any adjournment thereof), or entitled to receive payment of any such dividend or allotment of such rights, or to exercise rights in respect of any such change, conversion or exchange of shares, and in such case, only such shareholders as shall be shareholders of record at the close of business on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting (and any adjournment thereof), or to receive payment of such dividend or allotment of such rights, or to exercise such rights, as the case may be.

                            ARTICLE VII

                           Corporate Seal


Section 7.1 - Authority to Affix. The President, the Corporate Secretary, the Cashier, and any Assistant Secretary or other officer designated by the Board of Directors, shall have authority to affix the corporate seal on any document requiring such seal, and to attest the same. The seal shall be substantially in the following form:


                            ARTICLE VIII

                     Miscellaneous Provisions


Section 8.1 - Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 8.2 - Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairman of the Board, the President, any Vice President, or the Cashier; and, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any authorized officer of the Trust Department or Departments. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section are supplementary to any other provisions of these By-Laws.

Section 8.3 - Banking Hours. The Association shall be open for business on such days and during such hours as may be prescribed by resolution of the Board of Directors. Unless and until the Directors shall prescribe other and different banking hours, this Association's main office shall be open for business from 9:30 o'clock a.m. to 2:00 o'clock p.m. of each day, except Fridays when the hours shall be from 9:30 o'clock a.m. to 6:00 o'clock p.m., and except that the Association shall be closed on Saturdays and Sundays, and, with the approval of the Board on days recognized by the laws of the State of Missouri as public holiday.

                           ARTICLE IX

                            By-Laws

Section 9.1. - Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association and shall be open for inspection to all shareholders during banking hours.

Section 9.2 - Amendments. The By-Laws may be amended, altered or repealed by vote of a majority of the entire Board of Directors at any meeting of the Board, provided that ten (10) days' written notice of the proposed change has been given to each Director. No amendment may be made unless the By-Laws, as amended, is consistent with the requirements of the laws of the United States and with the provisions of the Articles of the Association. A certified copy of all amendments to the By-Laws shall be forwarded to the Comptroller of the Currency immediately after adoption.



10-1-94

                                         T-l Exhibit 6
                                      Consent of Trustee


     Pursuant to Section 32l(b) of the Trust
Indenture Act of l939, UMB Bank, National Association, a national bank organized under the laws of the United States, hereby consents that reports of examinations by the Comptroller of the Currency, of the Federal Deposit Insurance Corporation, and any other federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                             UMB BANK, NATIONAL ASSOCIATION


                              BY: /S/  Frank C. Bramwell
                                 Frank C. Bramwell, Vice President



Date:  October 31, 1994

                                                         T-1   Exhibit 7

This form is for use by National Banks only. It should be used for publication purposes only, and should ot be returned to the FDIC.


- ------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
- ------------------------------------------------------------------------

R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

UNITED MISSOURI BANK, N.A.                            OF KANSAS CITY
             Name of Bank                                    City


in the state of Missouri , at the close of business on June 30, 1994, published in response to call make by Comptroller of the Currency, under title 12, United States Code, Section 161.
Charter Number 13936    Comptroller of the Currency Midwestern  District





Statements of Resources and Liabilities

  A S S E T S                                                           Thousands
                                                                        of dollars

 Cash and balances due from depository institutions:
     Noninterest-beering balances and currency and coin. . . . . . . . .   414,720
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . .         0
 Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . .    91,730
 Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . 1,051,760
 Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . .   283,856
 Securities purchased under agreements to resell . . . . . . . . . . . .         0
 Loans and lease financing receivables:
     Loans and leases, net of unearned income. . . .  1,083,818
     LESS:  Allowance for loan and lease losses. . .      9,753
     LESS:  Allocated transfer risk reserve. . . . .          0
     Loans and leases, net of unearned income, allowance, and reserve.   1,074,065
 Assets held in trading accounts . . . . . . . . . . . . . . . . . . .      42,768
 Premises and fixed assets (including capitalized leases). . . . . . .      75,061
 Other real estate owned . . . . . . . . . . . . . . . . . . . . . . .       4,589
 Investments in unconsolidated subsidiaries and associated companies .           0
 Customers' liability to this bank on acceptances outstanding. . . . .       3,783
 Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . .       2,564
 Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58,644
 Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,103,540



  LIABILITIES

 Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . . . . . . .   2,667,344
     Noninterest-bearing . . . . . . . . . . . . . .  1,088,112
     Interest-bearing. . . . . . . . . . . . . . . .  1,579,232
 Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . .     180,076
 Securities sold under agreements to repurchase. . . . . . . . . . . .           0
 Demand notes issued to the U. S. Treasury . . . . . . . . . . . . . .           0
 Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . .           0
 Other borrowed money:                                                    ////////
     With original maturity of one year or less. . . . . . . . . . . .           0
     With original maturity of more than one year. . . . . . . . . . .           0
 Mortgage indebtness and obligations under capitalized leases. . . . .           0
 Bank's liability on acceptances executed and outstanding. . . . . . .       3,783
 Subordinated notes and debentures . . . . . . . . . . . . . . . . . .           0
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .      25,636
 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .   2,876,839
 Limited-life preferred stock and related surplus. . . . . . . . . . .           0



  EQUITY CAPITAL

 Perpetual preferred stock and related surplus . . . . . . . . . . . .           0
 Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16,500
 Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22,742
 Undivided profits and capital reserves. . . . . . . . . . . . . . . .     194,332
 Net unrealized holding gains (losses) on available-for-sale securities    (6,873)
 Total equity capital. . . . . . . . . . . . . . . . . . . . . . . . .     226,701
 Total Liabilities, limited-life preferred stock, and equity capital .   3,103,540




 We, the undersigned directors, attest to        I,  TIMOTHY C. CONNEALY
 the correctness of this statement of                           Name
 resources and liabilities. We declare
 that it has been examined by us, and to
 the best of our knowledge and belief has            SENIOR VICE PRESIDENT
 been prepared in conformance with the                          Title
 instructions and is true and correct.


                                                 of the above-named bank do
                                                 hereby declare that this
                                                 Report of Condition is true and
                                                 correct to the best of my
                                                 knowledge and belief.

__________________________________

__________________________________      Directors

__________________________________




                                                /s/  Timothy C. Connealy
                                                          Signature


                                                        7-26-94
                                                          Date